SECURITIES AND EXCHANGE COMMISSION
                           Washington, D. C.  20549


                                   FORM 8-K


                                CURRENT REPORT


    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                       Date of Report: December 9, 1997
              Date of earliest event reported:  December 4, 1997


                       Burger King Limited Partnership I
            (Exact name of registrant as specified in its charter)


     New York                         0-11058              13-3110947
(State of other jurisdiction of     (Commission File    (I.R.S. Employer
incorporation or organization)      Number)             Identification No.)


                     3 World Financial Center, 29th Floor
                        New York, New York  10285-2900
                              Attn: Andre Anderson
                   (Address of principal executive offices)


      Registrant's telephone number, including area code:  (212) 526-3237


                                Not Applicable
        (Former name or former address, if changed since last report.)


                            Exhibit Index on Page 4

                      INFORMATION INCLUDED IN THIS REPORT

                                                                       Page No.

Item 2.   Acquisition or Disposition of Assets  . . . . . . . . . . . . . .  2

Item 7.   Financial Statements, Pro Forma Information and Exhibits  . . . .  3

          Signatures  . . . . . . . . . . . . . . . . . . . . . . . . . . .  4

          Unaudited Pro Forma Condensed Financial Data  . . . . . . Appendix A

          Agreement of Purchase and Sale  . . . . . . . . . . . .  Exhibit 2.1

Items 1, 3 through 6 and 8 are not applicable.

Item 2.  Acquisition or Disposition of Assets.

On December 4, 1997, BK I Realty Inc., the general partner (the "General Partner") of Burger King Limited Partnership I (the "Partnership") entered into an Agreement of Purchase and Sale (the "Agreement") on behalf of the Partnership with U.S. Restaurant Properties Operating L.P. (the "Buyer").
The Buyer, its officers and directors are not affiliated with the Partnership, the General Partner, or its officers and directors. The Agreement, attached as Exhibit 14 to this report, provides for the sale of all six of the Partnership's Burger King (Registered Trademark) restaurants owned in fee simple (the "Owned Properties") and the assignment of all of the Partnership's rights in all three of the Partnership's Burger King restaurants subject to ground leases (the "Leased Properties") (the Owned Properties and the Leased Properties are collectively referred to herein as the "Properties" and such sale and assignment is collectively referred to herein as the "Sale") to the Buyer for a purchase price of $6,400,000, subject to adjustment in certain circumstances.

In anticipation of the closing of the Sale, and to satisfy certain conditions of the Agreement, the Buyer has deposited $320,000 with an escrow agent (the "Deposit"). The Sale will be completed on or prior to December 16, 1997 provided that certain conditions are satisfied, including that the limited partners of the Partnership (the "Limited Partners") have not voted to disapprove the Sale. If a majority of the Limited Partners vote to disapprove the Sale, the Partnership has the right to terminate the Agreement and the Deposit will be returned to the Buyer.

The Properties will be sold and assigned on an "as is" basis without any warranty, either expressly or impliedly, as to the condition or fitness of the Properties, including the environmental fitness and condition of the Properties. Detailed property descriptions are included in the Agreement.

The General Partner negotiated a purchase price of $6,400,000 based on its evaluation of the Property's current return and the potential for future appreciation. On a pro forma basis, assuming the Properties were sold as of September 30, 1997, the General Partner estimates that the net proceeds from the sale of all of the Properties available for distribution to the Limited Partners would equal or exceed approximately $5,573,946, or $371.60 per Unit, after deducting expenses of the Sale, payment of management fees due to Burger King Corporation and payment of all debts, liabilities and obligations of the Partnership, the expenses of dissolution and liquidation and the establishment of reserves for contingencies that the General Partner reasonably deemed necessary. In addition, the Limited Partners will receive an additional amount equal to or exceeding $406,578, or $27.11 per Unit, as their final liquidating distribution of cash flow from operations after the payment of all debts, liabilities and obligations of the Partnership and the expenses of dissolution and liquidation and the establishment of reserves for contingencies that the General Partner reasonably deemed necessary. See Unaudited Pro Forma Condensed Financial Data attached as Appendix A.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

     (b)  Pro Forma Financial Information.

          The Unaudited Pro Forma Condensed Balance Sheet as of September 30, 1997 and the Unaudited Pro Forma Statement of Changes in Net Assets Available for Liquidation as of the same date, which are attached as Appendix A, are presented as if the Partnership's remaining six owned properties and three leased properties were sold at the Purchase Price of $6,400,000 and the Partnership liquidated on September 30, 1997. This unaudited pro forma condensed financial data should be read in conjunction with the unaudited financial statements filed as part of the Partnership's quarterly report on Form 10-Q for the quarter ended September 30, 1997 and the annual report on Form 10-K for the fiscal year ended December 31, 1996. The Pro Forma financial information is unaudited and not necessarily indicative of the results which would have occurred had the Sale been consummated on September 30, 1997, nor does it purport to represent the financial position and results of operations for future periods.

     (c)  Exhibits.

          2.1 Agreement of Purchase and Sale between Burger King Limited Partnership I and U.S. Restaurant Properties Operating L.P., dated as of December 4, 1997.

                                   SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                          BURGER KING LIMITED PARTNERSHIP I

                               By:  BK I REALTY INC., as general partner of
                                    Burger King Limited Partnership I

                                    By:  /s/ Kenneth F. Boyle
                                        Name:  Kenneth F. Boyle
                                        Title: President

                               Date:  December 9, 1997

                                                                    Appendix A

                       BURGER KING LIMITED PARTNERSHIP I
                  UNAUDITED PRO FORMA CONDENSED BALANCE SHEET
                              September 30, 1997

                                                                                                       Pro Forma
                                    Historical               Pro Forma             Pro Forma         Balance Sheet
                                 Balance Sheet<F1>         Proposed Sale          Liquidation      at September 30,
                               at September 30, 1997        Adjustments         Adjustments<F4>          1997
                              ---------------------   ---------------------   -----------------    ---------------

Assets
Real estate held for sale .         $1,497,736              $(1,497,736)<F2>      $        --         $        --
Cash  . . . . . . . . . . .            858,898                6,144,000 <F2>         (180,921)          6,821,977
Rent receivable . . . . . .             70,556                       --               (70,556)                 --
                                    ----------              -----------           -----------         -----------
    Total Assets  . . . . .          2,427,190                4,646,264              (251,477)          6,821,977
                                    ==========              ===========           ===========         ===========

Liabilities and Partners'
Capital
Liabilities:
   Accounts payable and
   accrued expenses . . . .         $   54,844              $        --           $   (54,844)        $        --
   Management fee . . . . .                 --                  397,976<F2>                --             397,976
   Distributions payable  .            196,633                       --              (196,633)                 --
                                    ----------              -----------           -----------         -----------
    Total Liabilities   . .            251,477                  397,976              (251,477)            397,976
                                    ==========              ===========           ===========         ===========

Partners' Capital (Deficit):
   General Partner  . . . .            (89,538)                 533,015<F3>                --             443,477
   Limited Partners (15,000
   units outstanding) . . .          2,265,251                3,715,273<F3>                --           5,980,524
                                    ----------              -----------           -----------         -----------
    Total Partners' Capital          2,175,713                4,248,288                    --           6,424,001
                                    ----------              -----------           -----------         -----------
    Total Liabilities and
    Partners' Capital   . .         $2,427,190              $ 4,646,264           $        --         $ 6,821,977
                                    ==========              ===========           ===========         ===========

            UNAUDITED PRO FORMA STATEMENT OF CHANGES IN NET ASSETS
                           AVAILABLE FOR LIQUIDATION
                              September 30, 1997

                                                                   General          Limited            Per
                                                Total              Partner         Partners          LP Unit
                                       --------------------    --------------   --------------   --------------
Gross Sales Price . . . . . . . . . .        $ 6,400,000<F2>
Less Estimated Sales Costs  . . . . .          (256,000)<F2>
                                             -----------
Estimated Net Sales Proceeds  . . . .          6,144,000<F2>
Reserved Net Sales Proceeds . . . . .            250,000<F5>
                                             -----------
Total Property Disposition Proceeds            6,394,000
Distribution of Net Property
   Disposition Proceeds Required to
   Reach Payout:
Remaining Invested Capital at
   September 30, 1997 (15,000 Units
   at $159.34 per Unit)   . . . . . .          2,414,242<F6>      $ 24,142        $ 2,390,100        $159.34
Net Property Disposition Proceeds . .          3,979,758
Less 10% Management Fee to Burger
   King Corporation   . . . . . . . .           (397,576)<F7>
                                             -----------
Remaining Property Disposition
   Proceeds   . . . . . . . . . . . .          3,581,782 <F7>      397,936          3,183,846         212.26
                                             ===========          ========        ===========        =======

Allocation of Net Property
   Disposition Proceeds   . . . . . .          5,996,024           422,078          5,573,946         371.60

Cash Available at September 30, 1997             858,898 <F1>
Reserved Net Sales Proceeds . . . . .           (250,000)<F5>
Liquidation of Balance Sheet Accounts           (180,921)<F4>
                                             -----------
Allocation of Cash Available from
Operations  . . . . . . . . . . . . .            427,977 <F8>       21,399            406,578          27.11
                                             -----------          --------        -----------        -------

Total Distributions . . . . . . . . .        $ 6,424,001          $443,477        $ 5,980,524        $398.71
                                             ===========          ========        ===========        =======



See accompanying Notes to Unaudited Pro Forma Condensed Financial Data.

Notes to Unaudited Pro Forma Condensed Financial Data
[FN]

<F1> The pro forma balances were prepared by taking historical balances reflected in the Partnership's September 30, 1997 Form 10-Q and adjusting for the Proposed Sale, estimates for selling and liquidation costs of the Partnership.

<F2> The net sales proceeds from the Proposed Sale are assumed to be
     $6,144,000 (the Purchase Price of $6,400,000 less maximum estimated selling cost of $256,000). Pursuant to the Management Agreement, Burger King Corporation will receive a management fee equal to 10% of the net property sales proceeds after each Limited Partner has received aggregate distributions equal to such Limited Partner's original invested capital plus a cumulative annual compounded return of 12.5% per annum.

<F3> The adjustments to partners' capital in the aggregate amount of
     $4,248,288 are made to reflect a gain from the Proposed Sale as if it occurred on September 30, 1997.

<F4> Receipt of rents receivable, payment of accounts payable and accrued expenses and distributions payable prior to the liquidation of the Partnership.

<F5> Represents "Net Property Disposition Proceeds," as defined in the
     Agreement of Limited Partnership, dated as of December 14, 1981 (the "Partnership Agreement"), previously retained from previous property sales.

<F6> Section 5.2 of the Partnership Agreement provides that Net Property
     Disposition Proceeds are distributed 99% to the Limited Partners and 1% to the General Partner in an amount sufficient to cause Payout to occur. Payout is defined in the Partnership Agreement as the point in time at which each Limited Partner has received from the Partnership aggregate distributions equal to such Limited Partner's Original Invested Capital plus a cumulative annual compounded return of 12.5% per annum on its Remaining Invested Capital, as adjusted from time to time.

<F7> After Payout has occurred and capital accounts have been adjusted to zero, Burger King Corporation is entitled to receive a management fee equal to 10% of the Net Property Disposition Proceeds remaining after Payout and, thereafter, distributions of the Net Property Disposition Proceeds are allocated 88.89% to the Limited Partners and 11.11% to the General Partner.

<F8> After payment of all the debts, liabilities and obligations of the
     Partnership and the expenses of dissolution and liquidation and the setting up of any reserves for contingencies that the General Partner reasonably deems necessary, liquidating distributions shall be made to the Limited Partners in the same manner that "Net Cash Flow from

     Operations," as defined in the Partnership Agreement, is distributed in accordance with Section 5.1 of the Partnership Agreement.

                                                                   Exhibit 2.1




                                  AGREEMENT
                                      OF
                               PURCHASE AND SALE


          AGREEMENT OF PURCHASE AND SALE ("Agreement") made as of the 4th day of December, 1997, by and between Burger King Limited Partnership I, a New York limited partnership ("Seller"), and U.S. Restaurant Properties Operating L.P. ("Buyer").


                             W I T N E S S E T H :


          1. Definitions. For purposes of this Agreement, the following terms have the meanings indicated in this Section 1.

               1.1 "Assignment and Assumption of Lease" means an Assignment and Assumption of Lease in the form attached hereto as Exhibit A, with such modifications as may be required to conform to local recording laws.

               1.2 "Assignment and Assumption of Sublease" means an Assignment and Assumption of Sublease in the form attached hereto as Exhibit B, with such modifications as may be required to conform to local recording laws.

               1.3 "Closing" means the accomplishment (or waiver by the party in whose favor each such activity runs) of each and every one of the activities described in Section 6 below.

               1.4 "Closing Date" means the date on which the Closing occurs, as set forth in Section 4 below.

               1.5 "Contract Period" means the period commencing upon the execution by both Buyer and Seller of this Agreement and ending upon the first to occur of the Closing or the termination of this Agreement.

               1.6 "Deed" means a bargain and sale deed with covenants against grantor's acts, special warranty deed or the equivalent form of deed used in the jurisdictions where the Owned Properties are located.

               1.7 "Deposit" means the sum of Three Hundred Twenty Thousand Dollars ($320,000) delivered by Buyer and deposited with the Escrow Agent, within three (3) business days after Buyer has received a fully executed duplicate original of this Agreement, to be held in an interest bearing account subject to the terms of this Agreement. The Deposit shall include all interest earned thereon.

               1.8 "Due Diligence Period" has the meaning ascribed to such term in Section 2(b) below.

               1.9 "Environmental Laws" means any federal, state or local ordinance, statute, regulation or common law provision relating to human health and/or the environment.

               1.10 "Escrow Agent" means Lawyers Title Insurance Corporation.

               1.11 "Franchisee" means a holder of the right to occupy a Property pursuant to a Sublease thereof.

               1.12 "Improvements" means any and all buildings, structures, parking lots, walks, and walkways and all fixtures and equipment (including without limitation all plumbing, electrical, heating, air conditioning and ventilating lines and systems and boilers) and each and every other type of physical improvement located at, on or affixed to a Property to the full extent such items constitute or are or can or may be construed as realty under the laws of the applicable jurisdiction.

               1.13 "Lease" means a sublease agreement between Burger King Corporation, a Florida corporation, as sublessor, and Seller, as sublessee, with respect to the Leased Properties and all amendments and modifications thereof.

               1.14 "Leased Properties" means, collectively, those certain tracts or parcels of land in which Seller has a leasehold interest under the Leases, and which comprise three (3) physical site locations designated as Stores # 3641, 3588 and 3645 on Schedule 1 hereto, together with Seller's interests in all Improvements located thereon.

               1.15 "Letter of Credit" has the meaning ascribed to such term in Section 6.1 hereof.

               1.16 "Owned Properties" means, collectively, those certain tracts or parcels of land which individually or together with contiguous tracts so described, comprise the separate parcels of land pertaining to the six (6) physical site locations designated as Stores # 3486, 3504, 3442, 3466, 3626 and 3548 on Schedule 1 hereto, which tracts or parcels of land are owned in fee by Seller, including without limitation any land lying in the bed of any street, road or avenue, open or proposed, in front of, within or adjoining or adjacent to such land and Seller's interest in all Improvements located thereon.

               1.17 "Permitted Exceptions" means such easements, encumbrances (other than liens), restrictions, rights of way, if any, and other matters of record provided they do not materially impair marketability of title or which are not objected to by Buyer in the manner prescribed in Section 7 hereto.

               1.18 "Properties" means, collectively, the Owned Properties and the Leased Properties which are designated herein and on Schedule 1 hereto.

               1.19 "Purchase Price" means the sum of Six Million Four Hundred Thousand Dollars ($6,400,000).

               1.20 "Sublease" means, as to the Leased Properties those sub-subleases between Seller, as sub-sublessor, and a Franchisee, as sub-sublessee, and, as to the Owned Properties, those leases between Seller, as lessor, and a Franchisee, as lessee, and all amendments and modifications thereof.

               1.21 "Title Insurer" means Lawyers Title Insurance
Corporation.

               1.22 "Title Policy" means, as to each Property, a standard form owner's policy of title insurance, dated the Closing Date, insuring Buyer as owner of good and marketable fee title to the Owned Properties and the holder of a subleasehold interest in the Leased Properties subject only to the Permitted Exceptions.

               1.23 "Title Report" means a certificate of title, title commitment or title report issued by the Title Insurer to Buyer, which shall disclose Seller as owner of fee simple interest in the Owned Properties and the holder of a subleasehold interest in the Leased Properties and shall disclose, and shall have attached to it, copies of all documents of record underlying all exceptions to title and all encumbrances on and other matters of record affecting the Properties.

          2. Purchase and Sale. (a) Subject to and in accordance with all terms and conditions and based upon all representations and warranties set forth in this Agreement, on the Closing Date, Seller shall convey, transfer, assign, sell and deliver to Buyer, and Buyer shall acquire, accept and purchase the Properties.

          (b) From the date hereof until 5:00 p.m. Eastern Standard Time on December 9, 1997 (the "Due Diligence Period") Buyer shall have the right to satisfy itself, in its sole discretion, as to all matters with respect to the Properties. If, on or before the expiration of the Due Diligence Period, Buyer gives notice to Seller and Escrow Agent (the "Cancellation Notice") that it does not desire to purchase the Properties, the Deposit shall be returned to Buyer, and neither party shall have any further liability or obligation under this Agreement. If Buyer does not give the Cancellation Notice to Seller within the Due Diligence Period, then Buyer shall no longer have the right to terminate this Agreement pursuant to this Section 2(b).

          (c) In the event Buyer terminates that certain Agreement of Purchase and Sale (the "BKLP III Purchase and Sale Agreement") between Burger King Limited Partnership III and Buyer pursuant to Section 2(b) thereof, Seller shall have the right to terminate this Agreement upon delivery of written notice to Buyer within five (5) days of the date on which Buyer has terminated the BKLP III Purchase and Sale Agreement. Upon such termination the Deposit shall be returned to Buyer, and neither party shall have any further liability or obligation under this Agreement.

          3. Purchase Price; Payment Thereof. The Purchase Price is subject to prorations and adjustments as described in Section 9, further subject to adjustment in the case of a removal of a Property as provided in Sections 7 and 13. The Purchase Price is payable by Buyer to Seller at the Closing by wire or other mutually agreeable transfer of immediately available funds.

          4. Closing Date. The Closing Date shall be on a date selected by Buyer upon three (3) days written notice to Seller but not later than the later of (i) five (5) days following the last day of the Due Diligence Period or (ii) the first business day following the date that the contingency set forth in Section 6.3 is removed. The Closing shall take place by mail in escrow at 11:00 a.m. on the Closing Date at the offices of the Title Insurer.

          5. Escrow Agent. The Deposit shall be deposited by Escrow Agent in an interest bearing escrow account and the proceeds held and disbursed in accordance with the terms of this Agreement. Unless the Deposit is returned to Buyer pursuant to Section 2(b), upon Closing, Escrow Agent shall deliver the Deposit to Seller and the Deposit shall be credited against the Purchase Price. In all other cases, if either party makes a demand upon Escrow Agent for delivery of the Deposit, Escrow Agent shall give written notice to the other party of such demand. If a notice of objection to the proposed payment is not received from the other party within seven (7) business days after the giving of notice by Escrow Agent, time being of the essence, Escrow Agent is hereby authorized to deliver the Deposit to the party who made the demand. If Escrow Agent receives a notice of objection within said period or if for any other reason Escrow Agent in good faith elects not to deliver the Deposit, then Escrow Agent shall continue to hold the Deposit and thereafter pay it to the party entitled when Escrow Agent receives (a) a notice from the objecting party withdrawing the objection, or (b) a notice signed by both parties directing disposition of the Deposit or (c) a judgment or order of a court of competent jurisdiction directing disposition of the Deposit. Buyer and Seller hereby jointly and severally agree that Escrow Agent shall incur no liability whatsoever in connection with its good faith performance under this Agreement, and Buyer and Seller hereby jointly and severally release and waive any claims they may have against Escrow Agent which may result from its performance in good faith of its functions under this Agreement. Escrow Agent shall be liable only for loss or damage caused directly by its acts of negligence while performing under this Agreement. Buyer and Seller further agree to indemnify against, hold harmless, release and waive any claims they may have against Escrow Agent as a result of a reasonable delay in any wire transfer made pursuant to this Agreement, and/or any errors in wiring instructions given to Escrow Agent. The signing of this Agreement by Escrow Agent is only to evidence Escrow Agent's acceptance of the terms and conditions of this paragraph.

          6.   Conditions Precedent.

               6.1 The obligation of Seller to sell the Properties on the Closing Date shall be subject to the satisfaction, of the following conditions (any of which may be waived by Seller): (a) the representations and warranties of Buyer set forth in Section 11 were true and correct in all material respects when made and are true and correct in all material respects on the Closing Date, (b) Buyer delivers to Seller each of the items required to be delivered by Buyer and takes all of the actions required to be taken by Buyer under Section 8 prior to or on the Closing Date, (c) Buyer shall have performed, observed and complied with all covenants, agreements and conditions required by this Agreement to be performed, observed and complied with on its part prior to or as of the Closing Date and shall not otherwise be in default under this Agreement, (d) the provisions of Section 6.3 shall have been satisfied, (e) Buyer and Burger King Corporation shall execute and deliver a Lease Support Agreement (the "Lease Support Agreement") substantially in the form attached hereto as Exhibit G and Buyer at its sole cost and expense shall deliver an irrevocable letter of credit (the "Letter of Credit") to Burger King Corporation on the Closing Date as required under the Lease Support Agreement; provided, however, that in the event Burger King Corporation waives such requirement based upon Buyer's delivery of a letter of credit in connection with the BKLP III Purchase and Sale Agreement in a form which is acceptable to Burger King Corporation, then Buyer will not be required to deliver the Letter of Credit; and (f) no default by Buyer under the BKLP III Purchase and Sale Agreement shall have occurred and be continuing.

               6.2 The obligation of Buyer to purchase the Properties on the Closing Date shall be subject to the satisfaction of the following conditions (any of which may be waived by Buyer): (a) the representations and warranties of Seller set forth in Section 10 were true and correct in all material respects when made and are true and correct in all material respects on the Closing Date, (b) Seller delivers to Buyer each of the items required to be delivered by Seller and takes all of the actions required to be taken by Seller under Section 8 prior to or on the Closing Date, and (c) Seller shall have performed, observed and complied with all covenants, agreements and conditions required by this Agreement to be performed, observed and complied with on its part prior to or as of the Closing Date.

               6.3 The parties' respective obligations hereunder are further subject to the right of Seller's limited partners pursuant to Seller's agreement of limited partnership to vote to disapprove the sale of the Properties. In connection therewith, Seller has determined to convene a meeting of its limited partners for the purpose of considering the disapproval of the sale of the Properties, has completed the preparation of a preliminary proxy statement concerning the transactions contemplated herein, has filed such preliminary proxy statement with the Securities and Exchange Commission ("SEC") and has mailed such proxy statement to its limited partners. Seller shall convene a meeting of limited partners on the date and for the purposes specified in such proxy statement. If a majority of Sellers' limited partners do not vote to disapprove of the sale of the Properties, the parties will proceed to Closing, assuming all other conditions are satisfied or waived. If a majority of Seller's limited partners vote to disapprove of the proposed sale, Seller shall have the right to terminate this Agreement by written notice to Buyer, the Deposit shall be returned to Buyer and thereafter neither party shall have any obligation to the other under this Agreement. If for any reason the meeting of Seller's limited partners is delayed, postponed or adjourned to a date subsequent to six months following the mutual execution of this Agreement, then Buyer, in its sole discretion, may terminate this Agreement by written notice to the Seller, the Deposit shall be returned to Buyer and thereafter neither party shall have any obligation to the other under this Agreement.

          7. Title Exceptions. Buyer acknowledges that Seller has delivered a Title Report from the Title Insurer for each of the Properties together with a survey of each of the Properties to Buyer. Buyer shall have until the last day of the Due Diligence Period to object to any exception to title appearing in the Title Report or survey which materially impairs marketability of title by delivering written notice to the Seller (for each Property an "Objection" and collectively "Objections"). If Buyer fails to object as prescribed in this section then the Buyer acknowledges and agrees that such exception shall be a Permitted Exception and Buyer shall be obligated to proceed with the Closing and take title to the Properties subject to such exceptions to title without a reduction of the Purchase Price.

               (a) Upon receipt of such Objection, Seller shall have the right, but not the obligation, to seek to eliminate, cure or correct such exceptions to title. If such exceptions to title in Seller's sole and exclusive judgment can be cured or corrected and if Seller notifies Buyer not later than 5:00 p.m. (New York time) within ten (10) days after receipt of all Objections to the Property(ies) to seek to cure or correct same, then (x) Seller shall have the right to adjourn the Closing for such Property(ies) for such period, not to exceed ninety
     (90) days as shall, in Seller's discretion reasonably exercised, be required in order to cure such exceptions to title and Buyer shall be obligated to purchase on the Closing Date all Properties not objected to as provided above and the Purchase Price shall be reduced by the consideration attributable to the affected Property(ies) as shown on
     Schedule 1; (y) Seller shall give Buyer written notice upon the correction of an Objection for each Property and Buyer shall purchase such Property, according to the terms hereof, on a mutually agreeable closing date within ten (10) days of such notice; and (z) if such exceptions to title can only be satisfied by the payment of money, Seller shall be entitled to apply a portion of the Purchase Price payable on such Closing Date for such Property(ies) in order to cure or correct same. If Seller, having elected to attempt to cure such exceptions to title, fails so to do within such ninety (90) day period, Buyer shall have no further obligation to purchase and Seller shall have no further obligation to sell the Properties subject to such uncured exceptions to title unless Buyer forthwith elects to purchase such Properties subject to the unrectified matters with no reduction in the Purchase Price. If Seller fails to notify Buyer of its election to seek to cure such exceptions to title, Seller shall be deemed to have elected NOT to seek to cure same.

               (b) If Seller elects not to cure all the Objections to title on any Property encumbered by same, Buyer may, at its election, (x) proceed with the Closing and take title to all of the Properties subject to such exceptions to title without a reduction of the Purchase Price, or (y) terminate this Agreement by written notice to Seller, in which case the Deposit shall be returned to Buyer and thereafter neither party shall have any obligation to the other under this Agreement, provided, however, that Buyer shall provide such written notice of termination to Seller no later than the close of business ten (10) days after receipt of Seller's notice electing not to cure title exceptions (the "Title Notice Day"). If Buyer fails to provide such notice by 5:00 p.m. (New York time) on the Title Notice Day, Buyer shall be obligated to purchase all the Properties as provided herein, subject to the Permitted Exceptions as well as the title exceptions that Seller elected not to cure.

To be effective, each notice delivered by Buyer to Seller hereunder must be sent by facsimile transmission to the FAX numbers set forth in Section 17 with an original hard copy thereof sent in accordance with the requirements of Section 17. Any dispute as to whether or not a notice regarding removal of a Property from the Agreement has been given in a timely manner shall be resolved by reference to the date and time stamped on the first page of the facsimile copy of such notice by the facsimile unit receiving same.

          8. Closing Deliveries. At the Closing, the following actions shall be taken, all of which will be deemed taken simultaneously and no one of which will be deemed completed until all have been completed:

               (a) The Purchase Price shall be paid to Seller in accordance with Section 3.

               (b) The Deeds for each Owned Property shall be executed and delivered to Buyer.

               (c) Buyer and Seller shall execute and deliver an Assignment and Assumption of Lease for each Leased Property.

               (d) Buyer and Seller shall execute and deliver an Assignment and Assumption of Sublease for each Sublease encumbering the Properties.

               (e) An affidavit of the Seller under FIRPTA shall be delivered to Buyer.

               (f) Seller shall deliver to Buyer the original counterparts or true copies of the Leases assigned by Seller to Buyer and assumed by Buyer pursuant to the Assignment and Assumption of Leases delivered under clause (c) above (or copies thereof certified to be true and correct by Seller) and the original counterparts or true copies of the Subleases assigned by Seller to Buyer and assumed by Buyer pursuant to the Assignment and Assumption of Subleases delivered under clause (d) above (or copies thereof certified to be true and correct by Seller).

               (g) Seller shall use commercially reasonable efforts to deliver to Buyer estoppel certificates from the Franchisees, in the form attached hereto as Exhibit C on or before the last day of the Due Diligence Period, and if Seller, after using reasonable efforts, is unable to obtain such estoppel certificates from the Franchisees by the

     Closing Date, the balance of the estoppel certificates, if any, may be delivered by Seller, in the form attached hereto as Exhibit D ("Seller's Franchisee Estoppel Certificate").

               (h) Seller shall use commercially reasonable efforts to deliver to Buyer estoppel certificates from Burger King, in the form attached hereto as Exhibit E on or before the last day of the Due Diligence Period, and if Seller after using reasonable efforts, is unable to obtain such estoppel certificates from Burger King by the Closing Date, the balance of the estoppel certificates, if any, may be delivered by Seller, in the form attached as Exhibit F (the "Seller's Burger King Estoppel Certificate").

               (i) Seller shall deliver the originals (if any, and to the extent in Seller's possession) of all agreements, plans, drawings, surveys, technical descriptions, warranties and licenses or permits affecting the Properties.

               (j) Any and all documents, affidavits and agreements reasonably required by the Title Insurer to enable it to issue the Title Policies shall be delivered by Buyer and Seller, respectively.

               (k) Buyer and Burger King Corporation shall execute and deliver the Lease Support Agreement and Buyer shall deliver the Letter of Credit to Burger King Corporation, unless Burger King Corporation has waived such requirement in accordance with Section 6.1 above.

If additional estoppel certificates are received by Seller from Burger King or any Franchisee after the last day of the Due Diligence Period and up to sixty (60) days after the Closing, such estoppel certificates shall be deemed to replace the Seller's Franchisee Estoppel Certificate or the Seller's Burger King Estoppel Certificate, as applicable, with respect to the Sublease or Lease for which an estoppel has been received. Buyer agrees to cooperate and assist Seller, at no expense to Buyer, in obtaining such estoppel certificates subsequent to the last day of the Due Diligence Period.

          9.   Adjustments and Prorations; Closing Expenses.

               9.1 Adjustments and Prorations. The basic or fixed rents and charges payable under the Subleases and rents and charges actually received by Seller for the month in which the Closing occurs, which rents and charges may include but are not limited to basic or fixed rents, shall be apportioned between Buyer and Seller as of 11:59 p.m. of the day next preceding the Closing Date (it being understood and agreed that Buyer and Seller shall endeavor to compute all closing adjustments at least five (5) business days prior to the Closing Date).

          The percentage rents shall be pro-rated as of the Closing Date in the following manner: the total amount of percentage rent payable for the fiscal year in which the Closing occurs ("Fiscal Year 1997") for each Property shall be computed for each Property based on an estimate of the sales for the entire Fiscal Year 1997 which shall be determined by the prior year sales multiplied by the percentage of increase or decrease in sales for the period commencing with the beginning of Fiscal Year 1997 through and including the last day of the month prior to the Closing Date over the comparable period for 1996. The resulting percentage rental obligation for Fiscal Year 1997 shall then be apportioned equally to each day during Fiscal Year 1997, with the amount accruing prior to the Closing Date being referred to as the "Pre-Closing Portion". Seller shall be credited with 1997 percentage rents in the amount of the excess, if any, of (i) the Pre-Closing Portion reduced by (ii) percentage rent payments actually received by Seller for Fiscal Year 1997 prior to the Closing Date. If clause (ii) above exceeds
(i) above, Seller shall be debited with such excess on the Closing Date.

          Seller represents and warrants that the respective Franchisees of the Properties have the obligation for paying all real estate taxes and assessments and all charges for utility services.

               9.2 Closing Expenses. The premium for the Title Policies, all costs for the Title Report, all escrow charges, all transfer charges and taxes, and all fees and other costs for recording the Deeds and other conveyancing documents shall be paid by Buyer. Seller shall pay fees for the surveys prepared by International Land Services Inc. and any expenses incurred in connection with Seller complying with Section 6.3. All other expenses of Closing shall be paid by Buyer, other than Seller's legal expenses.

          10. Representations and Warranties of Seller. Seller hereby represents and warrants to Buyer as follows, it being expressly understood and agreed that all such representations and warranties are to be true and correct at the date of this Agreement, except as otherwise provided, and as of the Closing, but such representations and warranties shall not survive the
Closing:

               (a) Seller has the full right, power and authority to enter into this Agreement and at the date hereof but not as of the Closing subject to the right of its limited partners as discussed in Section 6.3, to cause the sales, transfers and assignments contemplated herein; and each of the persons signing this Agreement on behalf of Seller is authorized to do so;

               (b) To the actual knowledge of Seller, (i) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereunder on the part of the Seller does not violate any applicable law, ordinance, statute, rule, regulation, order, decree or judgment to which Seller may be subject, and (ii) no action by any federal, state or municipal or other governmental department, commission, board, bureau or instrumentality is necessary to make this Agreement a valid instrument binding upon Seller in accordance with its terms; and

               (c) To the actual knowledge of Seller, there are no pending or contemplated condemnation, eminent domain or similar proceedings with respect to all or any portion of the Properties, except as provided in
     Section 13.

               (d) Except for the information contained in the documents listed in Schedule 2 attached hereto, Seller has no actual knowledge as to the environmental conditions of the Properties.

               (e) Seller has no contracts of any kind, such as for waste disposal, termite protection, cleaning services, management services or paper supplies which will survive the Closing.

               (f) Seller has delivered to Buyer the monthly sales reports for the months January through October 1997 or true copies thereof which were delivered to Buyer from Burger King Corporation. Seller expressly does not represent or warrant the accuracy or completeness of the information contained in such sales reports.

               (g) From and after the date hereof until the Closing or earlier termination of this Agreement, Seller shall not sell, assign or create any right, title or interest whatsoever in or to any Property or create any liens, encumbrance or charge thereon without promptly discharging same.

               (h) From and after the date hereof until the Closing or earlier termination of this Agreement, Seller shall conduct its activities as landlord of the Properties reasonably consistent with its past practices.

          If Buyer discovers prior to Closing, that any representation or warranty made in this Agreement, in Seller's Franchisee Estoppel Certificate(s), if any, or in Seller's Burger King Estoppel Certificate(s), if any, is untrue in any material respect, then Buyer shall have the right, as its sole and exclusive remedy, either to (i) terminate this Agreement by notice given to Seller prior to the Closing Date, receive a return of the Deposit and thereafter neither party shall have any obligation to the other under this Agreement, or (ii) elect to purchase the Properties subject to such untrue representation or warranty without any reduction in the Purchase Price.

          11. Representations and Warranties of Buyer. Buyer hereby represents and warrants to Seller as follows, such representations and warranties to be true and correct at the date of this Agreement and as of the Closing, but such representations and warranties shall not survive the
Closing:

               (a) Buyer is a limited partnership duly organized and in good standing under the laws of the State of Delaware;

               (b) Buyer has the full right, power and authority to enter into and fully perform its obligations under this Agreement, and each of the persons signing this Agreement on behalf of Buyer is authorized to do so; and

               (c) To the actual knowledge of Buyer, (i) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereunder on the part of Buyer does not violate any applicable law, ordinance, statute, rule, regulation, order, decree or judgment to which Buyer may be subject, and (ii) no action by any federal, state or municipal or other governmental department, commission, board, bureau or instrumentality is necessary to make this Agreement a valid instrument binding upon Buyer in accordance with its terms.

          If Seller discovers prior to Closing, that any representation or warranty made in this Agreement is untrue in any material respect, then Seller shall have the right to terminate this Agreement by notice given to Buyer prior to the Closing Date.

          12. Damage or Destruction. In the event that a casualty or other loss occurs to any Property prior to the Closing Date which (i) renders such Property inoperable as a restaurant for a period reasonably estimated by Seller to exceed four (4) months, or (ii) with respect to which there is insufficient insurance coverage and/or tenant contributions to restore such Property to its condition prior to such casualty, Buyer may, in its sole discretion (a) elect to purchase all of the Properties without reduction of the Purchase Price; or (b) terminate this Agreement by written notice to Seller and receive a return of the Deposit.

          13. Eminent Domain. In the event of any threatened, commenced or consummated proceedings in eminent domain respecting a Property or substantially all of a Property, Buyer may, at its option, by notice to Seller given ten (10) days after Buyer is notified of such actual or possible proceedings, elect to remove the affected Property from this Agreement and the Purchase Price shall be reduced by the consideration attributable to the affected Property as shown on Schedule 1, or if Buyer fails to elect or if such eminent domain proceedings are for less than substantially all of a Property, then Buyer shall be obligated to purchase the Property as provided herein and Seller shall, at the Closing, assign to Buyer its entire right, title and interest in and to any condemnation award.

          14.  Environmental Inquiries.

          Buyer acknowledges that Seller, at Seller's expense, has caused Environmental Consulting & Technology, Inc. ("ECT") to conduct Transaction Screen Assessments consistent with ASTM Standard E 1528-93 (each, a "Transaction Screen") of the Properties, and that Seller herewith has furnished to Buyer such information as more particularly described on
Schedule 2 hereto.

          15. Property "As Is". Seller does not warrant, either expressly or impliedly, the condition or fitness of the Properties, including without limitation the environmental fitness and condition of the Properties. Buyer acknowledges that it has made such inspections and investigations of the Properties as it has deemed necessary including, without limitation, the physical and environmental features of the Properties and that Buyer will acquire the Properties "AS IS, WHERE IS" in their current state, including without limitation their current physical and environmental condition, subject to normal wear and tear between the effective date of this Agreement and the Closing. It is expressly understood and agreed that the willingness of Buyer to purchase the Properties on an "AS IS, WHERE IS" basis in accordance herewith is a material inducement to Seller's agreement to sell the Properties to Buyer. Buyer hereby waives any and all claims which it may now or hereafter have against Seller arising out of or in connection with Environmental Laws, including without limitation any such claims under the federal Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601-9659 ("CERCLA"), and any claims under state common law, relating to the emission, discharge or release of any hazardous substance, as that term is defined under CERCLA at 42 U.S.C. Section 9601(14), or petroleum product or other pollutant or contaminant.

          16. Brokerage. Each party represents and warrants to the other that it has neither engaged nor employed any broker or finder in connection with the transactions contemplated by this Agreement, except that Seller, at Seller's expense, has retained Jones Lang Wootton USA, Inc. and each party hereby indemnifies and agrees to hold the other harmless from and against any loss, cost, damage or expense (including reasonable attorneys' fees) by reason of the incorrectness of such representation and warranty. This provision shall survive the Closing.

          17. Notices. All notices, demands, requests, consents, approvals or other communications ("Notices") required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall (except as herein expressly provided to the contrary) be delivered personally or sent by either registered or certified mail, return receipt requested, postage prepaid, by Federal Express or another nationally recognized air courier service, or by telephonic facsimile transmission, addressed as follows:

          TO SELLER:

               Burger King Limited Partnership, I
               3 World Financial Center, 29th Floor
               New York, New York 10285
               Attention:  Kenneth F. Boyle
               FAX: (212) 528-9696

          With a copy to:

               Simpson Thacher & Bartlett
               425 Lexington Avenue
               New York, New York 10017
               Attention: C. Tanner Rose, Jr., Esq.
               FAX: (212) 455-2502

          TO BUYER:

               U.S. Restaurant Properties Operating L.P.
               5310 Harvest Hill Road
               Suite 270
               Dallas, Texas 75230
               Attention:  Fred Margolin
               FAX:  (972) 490-9119

          With a copy to:

               Middleberg, Riddle & Gianna
               2323 Bryan Street, Suite 1600
               Dallas, Texas 75201
               Attention:  Richard S. Wilensky, Esq.
               FAX:  (214) 220-0179

or such other address as such party shall have specified most recently by like Notice. Notices mailed as provided herein shall be deemed given on the third business day following the date so mailed, on the business day received from a nationally recognized air courier service or on the business day received by facsimile transmission.

          18. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute but one and the same instrument.
          19. Governing Law. This Agreement shall be governed by, interpreted under, and construed and enforced in accordance with, the laws of the State of New York.

          20. Jurisdiction. The parties hereto irrevocably and unconditionally submit themselves to the general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and the appellate courts thereof, in any legal action or proceeding arising under this Agreement or in any way related hereto.

          21. Entire Agreement. This Agreement is not to be recorded and may not be changed, modified or terminated except by written instrument executed by the parties hereto. This Agreement (including the Exhibits attached hereto) contain the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior understandings, if any, with respect thereto. This Agreement may not be modified, changed or supplemented, nor may any obligations hereunder be waived, except by written instrument signed by the party to be charged or by its agent duly authorized in writing or as otherwise expressly permitted herein. The parties do not intend to confer any benefit hereunder on any person, firm or corporation other than the parties hereto. This provision shall survive the Closing.

          22. Attorneys' Fees. Should either party institute any action or proceeding to enforce this Agreement or any provision hereof, or for damages by reason of any alleged default under or breach of this Agreement or of any provision hereof, or for a declaration of rights hereunder, the prevailing party in any such action or proceeding shall be entitled to receive from the other party all costs and expenses, including reasonable attorneys' fees, incurred by the prevailing party in connection with such action or proceeding at trial and any appellate levels.

          23. Non-Waiver of Rights. No failure or delay of either party in the exercise of any right given to such party hereunder shall constitute a waiver thereof unless the time specified herein for exercise of such right has expired, nor shall any single or partial exercise of any right preclude other or further exercise thereof or of any other right. The waiver of any breach hereunder shall not be deemed to be a waiver of any other or any subsequent breach hereof.

          24. Rules of Construction. This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing this Agreement to be drafted.

          25. Titles and Headings. Titles and headings of Sections of this Agreement are for convenience of reference only and shall not affect the construction of any provision of this Agreement.

          26. Exhibits. Each of the Exhibits and Schedules referred to herein and attached hereto is an integral part of this Agreement and are incorporated herein by this reference.

          27. Pronouns; Joint and Several Liability. All pronouns and any variation thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the parties may require. If the Buyer consists of two or more parties, the liability of such parties shall be joint and several.

          28. Further Assurances. Seller and Buyer each agree to do such further acts and things and to execute and deliver such additional agreements and instruments as the other may reasonably require to consummate, evidence or confirm the sale or any other agreement contained herein in the manner contemplated hereby.

          29. No Assignment. Buyer shall have no right to assign this Agreement or its rights hereunder, without the express written consent of Seller. The transfer of a controlling interest in the shares of Buyer shall be deemed an assignment for purposes of this Agreement; provided, however, that Buyer shall be permitted to assign its rights to purchase one or more Properties to a wholly-owned subsidiary of Buyer provided Buyer (i) indemnifies Seller, Lehman Brothers, Inc. and any of their affiliates, subsidiaries, directors, officers, shareholders or partners from any and all costs and/or liabilities incurred in connection with any claims, settlements, fines, investigations, remediation activities or other charges relating to any environmental conditions now or hereafter existing on such Property in a form satisfactory to Seller, and (ii) notifies Seller of the name of the assignee on or before the last day of the Due Diligence Period.

          30. Damages. In the event this Agreement is terminated due to either party's default in the performance of its obligations hereunder or due to Buyer's default under the BKLP III Purchase and Sale Agreement, then if

Seller is the defaulting party Buyer shall be entitled to pursue any and all remedies available at law or in equity, including but not limited to specific performance or to terminate this Agreement and receive a refund of the Deposit. In the event Buyer is the defaulting party, then the parties have agreed that the Deposit shall be retained by Seller as agreed upon liquidated damages it being acknowledged that Seller's damages from Buyer's default might be impossible to ascertain and that the Deposit constitutes a fair and reasonable amount for Seller's damages and is not a penalty. Thereafter neither party shall have any responsibility or obligation to the other under or pursuant to this Agreement.

          Initial:  __________________        ___________________
                    Seller                    Buyer

          31. TIME OF ESSENCE. TIME IS OF THE ESSENCE OF EACH AND EVERY TERM, CONDITION AND PARTICULAR OF THIS AGREEMENT.

          IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the day and year first above written.


SELLER:                                     BUYER:

BURGER KING LIMITED PARTNERSHIP I,          U.S. RESTAURANT PROPERTIES
a New York limited partnership              OPERATING L.P.


By:      BK I REALTY INC.                   By:      USRP MANAGING, INC.


         General Partner                    By:      _________________________
                                                     Name:
                                                     Title:
By:      ______________________________
         Name:  Kenneth Boyle
         Title: President



ESCROW AGENT:

LAWYERS TITLE INSURANCE CORPORATION



By:      _____________________________
         Name:
         Title:

                    List of Omitted Schedules and Exhibits

Schedule 1                            Sales Price of Each Property

Schedule 2                            Material Environmental Reports

Exhibit A                             Assignment and Assumption of Lease

Exhibit B                             Assignment and Assumption of Sublease

Exhibit C                             Franchisee Estoppel

Exhibit D                             Estoppel of Burger King Limited
                                      Partnership I

Exhibit E                             Estoppel Certificate of Burger King
                                      Corporation

Exhibit F                             Estoppel Certificate of Burger King
                                      Limited Partnership I

Exhibit G                             Lease Support Agreement


Upon request, Burger King Limited Partnership I will furnish the above schedules and exhibits to the Securities & Exchange Commission.